Exhibit 10.4

AMENDMENT TO AGREEMENT FOR POST-TERMINATION BENEFITS

Gap Inc. and Jack Calhoun entered into an Agreement For Post-Termination Benefits (“Agreement”), dated June 9, 2012, which provides eligibility for post-termination benefits in the event of certain terminations that occur prior to February 13, 2015. By this Amendment, the Agreement is hereby extended to apply to certain terminations, as described in the Agreement, prior to February 13, 2018. Except as provided in this Amendment, the terms of the Agreement shall remain in effect.

EXECUTIVE

/s/ Jack Calhoun            Date: May 27, 2014
Jack Calhoun

THE GAP, INC.

/s/ Glenn Murphy            Date: June 4, 2014
By: Glenn Murphy
Chairman and CEO